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                                                                   EXHIBIT 23(i)


                                                    Suite 900
                                                    625 Eden Park Drive
                                                    Cincinnati, Ohio 45202-4181
                                                    513 762-5000

                                                    FAX 513 241-6125


                              ACCOUNTANTS' CONSENT

                  We have issued our report dated February 19, 1997, accompanying the consolidated financial statements of Camco Financial Corporation for the year ended December 31, 1996 which are incorporated by reference in the Corporation's Form S-4 to be filed with the Securities and Exchange Commission on or about September 26, 1997. We hereby consent to the incorporation by reference of said report in the Proxy/Prospectus.

Grant Thornton LLP

Cincinnati, Ohio
September 29, 1997